UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2026

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements or Certain Officers.

Increase in Board Size

On March 2, 2026, the Board of Directors (the “Board”) of Reborn Coffee, Inc., a Delaware corporation (the “Company”), resolved to increase the size of the Board from six members to seven members.

Appointment of New Director

On March 2, 2026, the Board appointed Alex Yeon to fill the vacancy on the Board created by such increase in Board size. Mr. Yeon will serve on the Board until the Company’s next annual stockholder meeting or until his successor has been duly appointed and qualified or until his earlier death, resignation, retirement, disqualification, removal from office or other cause. The Board has determined that Mr. Yeon is independent within the meaning of the Nasdaq independence standards under Rule 5605(a)(2) of Nasdaq Listing Rules. Mr. Yeon will also serve on the Audit Committee of the Board (the “Audit Committee”).

Mr. Yeon will not be compensated for his service on the Board.

There are no family relationships between Mr. Yeon and any director or executive officer of the Company and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Yeon has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Appointment of New Executive Officer

On March 3, 2026, the Board appointed Jung Jae Lim, currently a member of the Board, as Co-Chief Executive Officer of the Company. Mr. Lim will not receive any additional compensation as Co-Chief Executive Officer. As Co-Chief Executive Officer, Mr. Lim will focus on strengthening the Company’s operational foundation by leading initiatives across logistics, transportation, and supply chain management, including optimizing distribution capabilities, improving service reliability and cost efficiency, and supporting the Company’s expansion through enterprise partnerships and scalable operating infrastructure. Jay Kim will remain as a Co-Chief Executive Officer.

Jung Jae Lim, age 59, brings more than 20 years of leadership experience in logistics and supply chain management to the Company, with a background overseeing large-scale operations, multi-node distribution networks, and end-to-end supply chain execution across multiple sectors. From 2001 to present, Mr. Lim has served as CEO of KCC Mexico Overseas Logistics, leading the company's international logistics operations and developing extensive expertise in cross-border transportation and global supply chain systems. In addition, from 2004 to present, Mr. Lim has served as CEO of TJ America and TJ Korea Inc., further strengthening his experience in multinational logistics management and operational leadership. Jung Jae Lim received his Bachelor of Language and Literature from Dankook University.

In connection with Mr. Lim’s appointment, the Board accepted Mr. Lim’s formal resignation from the Audit Committee. Such resignation followed a determination by the Board that Mr. Lim’s service as Co-Chief Executive Officer no longer made him independent for purposes of SEC and Nasdaq rules. There are no family relationships between Mr. Lim and any director or executive officer of the Company and he was not selected by the Board to serve as Co-Chief Executive Officer pursuant to any arrangement or understanding with any person. Mr. Lim has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2026

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Co-Chief Executive Officer

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